ARTICLES OF INCORPORATION
                                       OF
                              I-MAGIC MERGECO, INC.


        The undersigned, being of the age of 18 or more, does hereby make and acknowledge these Articles of Incorporation for the purpose of forming a business corporation under and by virtue of the laws of the State of North
Carolina:


                                    ARTICLE I

              The name of the Corporation is I-MAGIC MERGECO, INC.

                                   ARTICLE II

             The period of duration of the Corporation is perpetual.

                                   ARTICLE III

     The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under Chapter 55 of the General Statutes of North Carolina.

                                   ARTICLE IV

     Section 4.1. Authorized Capital. The total number of shares of capital stock of all classes that the Corporation shall have the authority to issue is Seventy-Five Million (75,000,000) shares. The authorized capital stock is divided into Twenty-Five Million (25,000,000) shares of preferred stock, having $.10 par value (the "Preferred Stock"), and Fifty Million (50,000,000) shares of common stock, having $.l0 par value (the "Common Stock").

     Section 4.2. Preferred Stock.

     (a) The shares of Preferred Stock of the Corporation may be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and rights (or qualifications, limitations or restrictions thereof) as are stated in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as provided in Section 4.2(b).

     (b) Authority is granted to the Board of Directors of the Corporation, subject to the provisions of this Article IV and to the limitations prescribed by the North Carolina Business Corporation Act, to authorize the issuance of one or more series of Preferred Stock and with respect to each such series to fix by resolution or resolutions the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and rights (or qualifications, limitations or restrictions thereof).

     Section 4.3. Common Stock. Thirty Million (30,000,000) of the authorized shares of the Common Stock are hereby designated Class A Common Stock (Voting) (the "Class A Common"), and Twenty Million (20,000,000) of the authorized shares of the Common Stock are hereby designated Class B Common Stock (Nonvoting) (the "Class B Common"). Immediately upon the closing of an initial public offering of the Corporation's securities and a firm commitment underwriting pursuant to a registration statement on Form S-1 or SB-2 (or any equivalent successor form) under the Securities Act of 1933, as amended, the Class A Common and the Class B Common shall combine and become of one and the same class, the Common Stock. Each reference herein to Class A Common or Class B Common shall be deemed to be a reference to the Common Stock. Subject to the rights of the Preferred Stock provided for by resolution or resolutions of the Board of Directors, pursuant to these Articles of Incorporation or the North Carolina Business Corporation Act or provided for in these Articles of Incorporation, the holders of shares of the combined Common Stock shall have one vote per share on all matters on which holders of shares of Common Stock are entitled to vote. Subject to the rights of the Preferred Stock, the holders of shares of Common Stock shall receive the net assets of the Corporation upon dissolution.

     (a) Dividends. Subject to the rights of the Preferred Stock, the Class A Common and the Class B Common shall be entitled, when and if declared by the Board of Directors of the Corporation, consistent with North Carolina law, to cash dividends, distributions and redemptions out of funds of the Corporation legally available for that purpose. Each outstanding share of the Class A Common and the Class B Common shall be entitled to participate ratably in distributions, dividends and redemptions paid on the Common Stock.

     (b) Voting.

          (1) Except as otherwise required by the laws of North Carolina, the Bylaws of the Corporation or as provided herein, the Class A Common shall have one vote per share. Holders of the Class B Common shall not be entitled to vote for the election of Directors or any other purpose and shall not be entitled to receive notice of any meeting shareholders, unless otherwise required by North Carolina law.

          (2) In addition to any other rights provided by law or as set forth in these Articles of Incorporation, so long as any Series A Preferred Stock shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the then-outstanding shares of Series A Preferred Stock consenting or voting (as the case may be) separately as a class:

               (i) take any action that materially and adversely alters or changes the rights, preferences or privileges of the Series A Preferred Stock;

               (ii) take any action that increases or decreases the total number of authorized shares of Series A Preferred Stock; or

               (iii) pay or declare any dividend or distribution on any shares of its capital stock (other than on the Preferred Stock), or apply any of its assets to the redemption, retirement, purchase or acquisition, directly or indirectly, through subsidiaries or otherwise, of any shares of its capital stock, except for repurchases of shares from former employees upon


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


          termination of employment pursuant to the terms of such former employees' stock purchase agreements providing for such repurchases at the original issuance prices for such shares.

     (c) Liquidation Preference.

          (1) Except as otherwise provided herein, in the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary (collectively, a "Liquidating Event"), the holders of each series of Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Class A Common and Class B Common by reason of their ownership thereof, an amount equal to the consideration paid per share of the Preferred Stock (the "Liquidation Preference") plus an amount equal to accrued and unpaid dividends on such shares, if any. The Liquidation Preference of the Series A Preferred Stock shall be $6.10 per share (as adjusted for stock splits, combinations or similar events). Written notice of any such liquidation, dissolution or winding up, stating a payment date, the place where such payment shall be made, the amount of each payment in liquidation and the amount of accrued dividends to be paid shall be given by first class mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to each holder of record of the Preferred Stock at such holder's address as shown in the records of the Corporation. If upon the occurrence of such event, the assets and funds to be thus distributed among the holders of the Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the total assets and funds distributed to each series of Preferred Stock shall be in the proportions which the product of (a) the number of outstanding shares of such series and (b) the Liquidation Preference of such series bears to the sum of such products for all such series.

          (2) Any assets of the Corporation remaining after the payments specified in paragraph (1) above shall be distributed pro rata with respect to the outstanding shares of Common Stock.

          (3)  For  the  purposes  of  this  Section   4.3(c),   any  merger  or
     consolidation of the Corporation into or with any other corporation or entity, or a sale, conveyance, mortgage, transfer, license, pledge, lease or other disposition of all or substantially all of the assets of the Corporation, shall be deemed to be a liquidation, dissolution, or winding up of the Corporation, unless the shareholders of the Corporation immediately prior thereto shall, immediately thereafter, hold as a group the right to cast at least a majority of the votes of all holders of voting securities of the resulting or surviving corporation or entity on any matter on which any such holders of voting securities shall be entitled to vote.

          (4) For purposes of this Section 4.3(c), if any assets distributed to shareholders upon liquidation of the Corporation consist of property other than cash, the amount of such distribution shall be deemed to be the fair market value thereof at the time of such distribution, as determined in good faith by the Board of Directors of the Corporation.

     Section  4.4.  Designation  of Series A,  Series B and  Series C  Preferred
Stock.


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


     (a) Series A Preferred Stock. Eighty Two Thousand Six Hundred Thirty-Four (82,634) of the authorized shares of Preferred Stock are hereby designated Series A Convertible Preferred Stock (the "Series A Preferred Stock").

          (1) Voting Rights. Holders of Series A Preferred Stock shall have the number of votes equal to the number of shares of Common into which their Series A Preferred Stock is convertible, as adjusted pursuant to Section 4.4(a)(3) hereof.

          (2) Cumulative Dividends. Holders of Series A Preferred Stock shall be entitled, when and if declared by the Board of Directors of the Corporation, consistent with North Carolina law, to cumulative cash dividends out of funds of the Corporation legally available for that purpose, at an annual rate of eight percent (8%), before any dividend shall be declared, set apart for, or paid on any share of the Common Stock or any other series of the Preferred Stock. Each outstanding share of Series A Preferred Stock shall be entitled to participate ratably in dividends paid on the Series A Preferred Stock.

          Such  dividends  shall  accrue on each  outstanding  share of Series A
     Preferred Stock whether or not earned or declared; so that, if, such dividends with respect to any previous dividend period at the rate provided for herein have not been paid on all shares of the Series A Preferred Stock then outstanding, the deficiency shall be fully paid, or provision for the full payment thereof shall have been made, before any dividend or other distribution shall be paid on or declared on any shares of the Common Stock or any other series of the Preferred Stock.

          (3) Conversion. The holders of Series A Preferred Stock shall have conversion rights as follows:

               (a) Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Class A Common as is determined by dividing $6.10 by the Conversion Price (as defined below) in effect at the time of conversion. The "Conversion Price" for Series A Preferred Stock shall initially be $6.10. Such initial Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Class A Common, shall be subject to adjustment as provided below.

               (b) Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into full shares of Class A Common, the holder shall surrender the certificate or certificates therefor, duly endorsed for transfer, at the office of the Corporation or any transfer agent of the Corporation and shall give written notice to the Corporation at such office that he elects to convert the same, such notice to state the name or names and addresses to which certificates for Class A Common will be issued. No fractional shares of Class A Common shall be issued upon conversion of Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. The


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


          Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to a third party such holder may designate in writing, a certificate or certificates for the number of shares of Class A Common to which he shall be entitled as aforesaid and, a check payable to the holder in the amount of any cash amounts payable as the result of conversion into fractional shares of Class A Common plus unpaid dividends, and if less than all the shares of the Series A Preferred Stock represented by such certificates are converted, a certificate representing the shares of Series A Preferred Stock not converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Class A Common issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common on such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder surrendering Series A Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Class A Common or other property issuable upon such conversion of the Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of such sale of securities. Notice of such conversion in connection with an underwritten offering of securities shall be given by the Corporation by mail, postage pre-paid, to the holders of the Series A Preferred Stock at their addresses shown on the Corporation's records, at least ten (10) days prior to the closing date of the sale of such securities. On or after the closing date as specified in such notice, each holder of Series A Preferred Stock shall surrender his certificate or certificates representing such Series A Preferred Stock for the number of shares of Class A Common to which he is entitled at the office of the Corporation or any transfer agent for the Class A Common. The
          Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, a certificate or certificates for the number of shares of Class A Common to which he shall be entitled as aforesaid, and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Class A Common and any declared but unpaid dividends. The conversion shall be deemed to have occurred as of the close of business on the actual closing date with respect to the sale of such securities, and, notwithstanding that any certificate representing the Series A Preferred Stock to be converted shall not have been surrendered, each holder of such Series A Preferred Stock shall thereafter be treated for all purposes as the record holder of the number of shares of Class A Common issuable to such holder upon such conversion.

               (c) Adjustment of Conversion Price Upon Issuance of Additional Shares of Class A Common.

                    (i) The Corporation has issued options to acquire  607,500 shares of Class A Common and Class B Common of the Corporation (the "Performance Options"). In the event the Corporation shall issue additional shares of Class A Common upon the exercise of any Performance Option on or after the date hereof, then and in such event, the Conversion Price in effect on the date of, and immediately prior to, such issue shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying


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


               such Conversion Price by a fraction, the numerator of which shall be the number of shares of Class A Common outstanding immediately prior to such issue and the denominator of which shall be the number of shares of Class A Common outstanding immediately prior to such issue plus the number of such additional shares of Class A Common so issued. For the purpose of the above calculation, the number of shares of Class A Common outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all shares of Preferred Stock and all convertible securities had been fully converted into share of Class A Common immediately prior to such issuance and any outstanding warrants, options or other rights for the purchase of shares of stock or convertible securities had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Class A Common, if so convertible) as of such date, but not including in such calculation any (i) additional shares of Class A Common issuable with respect to shares of Preferred Stock, convertible securities, or outstanding options, warrants or other rights for the purchase of shares of stock or convertible securities, solely as a result of the adjustment of the respective Conversion Prices (or other conversion ratios) resulting from the issuance of additional shares of Class A Common causing such adjustment or (ii) Incentive Stock Options that have become exercisable solely as a result of the passage of time (and not as a result of a change in control).

                    (ii) Adjustments for Subdivisions, Class A Common Stock Dividends, Combinations or Consolidations of Class A Common. In the event the outstanding shares of Class A Common shall be subdivided or increased, by stock split or stock dividend, into a greater number of shares of Class A Common, the Conversion Price then in effect shall concurrently with the effectiveness of such subdivision or payment of such stock dividend, be proportionately decreased. In the event the outstanding shares of Class A Common shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Class A Common, the Conversion Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                    (iii) Adjustments for Reclassification, Exchange and Substitution. If the Class A Common issuable upon conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Series A Preferred Stock shall be convertible into, in lieu of the number of shares of Class A Common which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Class A Common that would have been subject to receipt by the holders upon conversion of the Series A Preferred Stock immediately before that change.

                    (iv) Adjustments for Merger,  Sale, Lease or Conveyance.  In
               case of any consolidation with or merger of the Corporation with or into another corporation, or in case of any sale, lease or conveyance to another corporation of the assets of the
               Corporation as an entirety or substantially as an entirety, the Series A Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of


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


               stock or other securities or property (including cash) to which the Class A Common issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon conversion of the Series A Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Series A Preferred Stock.

               (d) Mandatory Conversion. Each share of Series A Preferred Stock shall automatically be converted into such number of fully paid and nonassessable shares of Class A Common as is determined by dividing $6.10 by the Conversion Price (as defined and adjusted above) in effect at the time of conversion upon the occurrence of the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Class A Common of the Corporation to the public with an aggregate gross offering price of not less than $10,000,000 and a per share offering price of not less than $6.10. All holders of record of shares of Series A Preferred Stock will be given at least twenty
          (20) days' prior written notice of the date fixed and place designated for mandatory conversion of the Series A Preferred Stock and the event which resulted in the mandatory conversion of the Series A Preferred Stock into Class A Common. Such notice shall be sent by first class mail, postage prepaid, to each holder of record of the Series A Preferred Stock at such holder's address shown in the records of the Corporation. On or before the date so fixed for conversion, each holder of shares of the Series A Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice and shall thereafter receive certificates for the number of shares of Class A Common to which such holder is entitled. The mechanics for conversion and other provisions relating to conversion of Series A Preferred Stock into Class A Common set forth elsewhere in these Articles of Incorporation shall apply to the mandatory conversion of the Series A Preferred Stock.

               (e) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this
          Section 4.4(a)(3), the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment in accordance with the terms hereof showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments,
          (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Class A Common and the amount, if any, of other property which at the time would be received upon the conversion of Series A Preferred Stock.

               (f) Notices of Record Date. In the event that this Corporation shall propose at any time:


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


                    (i) to declare any dividend or  distribution  (other than by purchase of Class A Common of employees, officers and directors pursuant to the termination of such persons or pursuant to the Corporation's exercise of rights of first refusal with respect to Class A Common held by such persons) upon its Class A Common, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                    (ii) to offer for  subscription  pro rata to the  holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

                    (iii) to effect any  reclassification or recapitalization of its Class A Common shares outstanding involving a change in the Class A Common; or

                    (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

          then, in connection with each such event, the Corporation shall send to the holders of the Series A Preferred Stock:

                         (1) at least twenty (20) days' prior written  notice of
                    the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Class A Common shares shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (i) and (ii) above; and

                         (2) in the case of the matters referred to in (iii) and
                    (iv) above, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Class A Common shares shall be entitled to exchange their Class A Common shares for securities or other property deliverable upon the occurrence of such event).

               Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of Series A Preferred Stock at the address for each such holder as shown on the books of this Corporation.

               (g) No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action (other than actions taken in good faith), avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in carrying out all the provisions of this Section 4.4(a) and in taking all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.


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


               (h) Reservation of Class A Common Stock. The Corporation shall, at all times when the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Class A Common as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock. Before taking any action which could cause an adjustment reducing the conversion price below the then par value of the shares of Class A Common issuable upon conversion of the Series A Preferred Stock or which would cause the effective purchase price for the Series A Preferred Stock to be less than the par value of the shares of Series A Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of such Class A Common at such adjusted Conversion Price or effective purchase price, as the case may be.

               (i) No Adjustment. Upon any voluntary conversion of the Series A Preferred Stock, no adjustment to the conversion rights shall be made for declared but unpaid dividends on the Series A Preferred Stock surrendered for conversion or on the Class A Common delivered.

               (j) Cancellation of Series A Preferred Stock. All shares of the Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate except only the right of the holders thereof to receive shares of Class A Common in exchange therefor and to receive payment of any declared but unpaid dividends thereon. Any shares of the Series A Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly.

          (4) Preemptive Rights. Holders of Series A Preferred Stock shall not be entitled on account of holding such shares to preemptive rights or other rights to acquire or subscribe for additional shares or securities of the Corporation authorized to be issued.

     (b) Series B Preferred Stock. Seven Hundred Seventy-Eight Thousand Seven Hundred Forty-Six (778,746) shares of the authorized shares of Preferred Stock of the Corporation are hereby designated Series B Convertible Preferred Stock (the "Series B Preferred Stock").

          (1) Dividend Provisions.

               (a) Subject to the rights of any series of Preferred Stock of the Corporation the terms of which specifically provide that such series ranks senior to the Series B Preferred Stock and the Series C Preferred Stock, or the terms of which specifically provide that such series ranks pari passu with the Series B Preferred Stock and the Series C Preferred Stock, the holders of shares of the Series B Preferred Stock and the Series C Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Class A Common or Class

          B Common of the Corporation or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock) on the Common Stock, when, as and if declared by the Board of Directors. No dividends shall be payable upon any Junior Securities (as defined below) of the Corporation unless equivalent dividends, on an as-converted basis, are declared and paid concurrently on the Series B Preferred Stock and the Series C Preferred Stock. For purposes of this Section 4.4(b)(1) only, the Series A Preferred Stock ranks senior to the Series B Preferred Stock and the Series C Preferred Stock with respect to dividends.

               (b) A "Junior  Security"  shall  include (i) the Common Stock and
          (ii) any series of Preferred Stock the terms of which provide that such series ranks junior and subordinate to the Series B Preferred Stock and the Series C Preferred Stock with respect to dividends and as to the distribution of assets upon any Liquidation (as defined below) or deemed liquidation. For purposes of this Section 4.4(b)(1), the Series B Preferred Stock shall be treated as pari passu with the Series C Preferred Stock.

          (2) Liquidation Preference.

               (a) In the event of any liquidation, dissolution or winding-up of the Corporation, either voluntary or involuntary (a "Liquidation"), the holders of shares of Series B Preferred Stock shall be entitled to receive, in pari passu with the holders of the Series A Preferred Stock and the Series C Preferred Stock, and prior and in preference to any distribution of any of the assets of the Corporation to the holders of any Junior Securities (as defined above) by reason of their ownership thereof, an amount per share equal to $4.52 (as adjusted for stock splits, combinations or similar events) for each outstanding share of Series B Preferred Stock plus any accrued or declared but unpaid dividends (the "Series B Liquidation Preference"). If, upon the occurrence of such an event, the assets and funds thus distributed among the holders of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

               (b)  Upon  the  completion  of  the  distributions   required  by
          subsection (a) of this Section 4.4(b)(2) and any other distribution that may be required with respect to series of Preferred Stock that may from time to time come into existence, the remaining assets of the Corporation available for distribution to shareholders shall be distributed among the holders of the Common Stock pro rata based on the number of shares of Common Stock held by each such holder.

               (c) For purposes of this Section 4.4(b)(2), a Liquidation shall be deemed to be occasioned by, or to include (i) the acquisition of the Corporation by another entity or person by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation) or (ii) a sale of all or substantially all of the assets of the Corporation; unless the Corporation's shareholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation's acquisition or sale or otherwise) hold at least 51% of the voting power of the surviving or acquiring entity. Nothing contained in this
          Section 4.4(b)(2)(c) shall in any way restrict or prohibit the holders of Series B Preferred Stock from exercising their conversion rights pursuant to Section 4.4(b)(4) hereof prior to the effective date of the Liquidation to be effected hereunder.

          (3) Redemption. The shares of Series B Preferred Stock shall not be redeemable.

          (4) Conversion. The holders of the Series B Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

               (a) Automatic Conversion. (i) Each share of Series B Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Class A Common at the then effective Conversion Rate for such series (determined in accordance with Section 4.4(a)(4)(d) below) immediately upon the closing of a Sale Event (defined below) in which the Company Valuation (defined below) equals or exceeds $27,000,000. (ii) Each share of Series B Preferred Stock shall automatically be so converted at the then effective Conversion Rate on the date specified by written consent or agreement of the holders of two-thirds of the then outstanding shares of such series of Series B Preferred Stock.

               (b) A "Sale Event" shall include (i) an initial public offering of the Corporation's securities in a firm commitment underwriting pursuant to a registration statement on Form S-1 or SB-2 (or any equivalent successor form) under the Securities Act of 1933, as amended (an "IPO"), (ii) the consummation by the Corporation of a merger or consolidation or other acquisition transaction in which more than fifty percent (50%) of the voting power of the Corporation is transferred (excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation) (a "Change in Control") or (iii) a sale or other disposition of all or substantially all of the assets of the Corporation (a "Sale").

               (c) Right to Convert. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for such stock. Each share of Series B Preferred Stock shall be convertible on a pro rata basis into the number of fully paid and nonassessable shares of Class A Common determined at the then effective Conversion Rate.

               (d) Determination of Conversion Rate. The number of shares of Class A Common into which the Series B Preferred Stock is convertible is hereinafter collectively referred to as the "Conversion Rate" for such series. The Conversion Rate for the Series B Preferred Stock shall be determined by multiplying a fraction, the numerator of which is the

          Applicable Percentage (determined in accordance with this Section 4.4(b)(4)(d)) and the denominator of which is the difference between
          1.0 and the Applicable Percentage, by the Total Number of Shares Outstanding (as defined in Section 4.4(b)(4)(d)(iv)) on the date of determination. The Applicable Percentage shall be determined as follows:

                    (i) if the Company  Valuation  (defined  below) is less than
               $42,500,000, the Applicable Percentage shall be 0.11475;

                    (ii) if the Company  Valuation  is greater  than or equal to
               $42,500,000, the Applicable Percentage shall be a fraction, the numerator of which is the sum of (A) 0.11475 multiplied by the Company Valuation and (B) the product of 0.3 multiplied by the difference between the Company Valuation and $42,500,000, and the denominator of which is the Company Valuation; provided, that in no event shall the Applicable Percentage be greater than 0.29.

                    (iii) The Company Valuation shall be determined as follows:

                         (A) in the case of an IPO, the  aggregate  valuation of
                    the Corporation taken as a whole assigned to the Corporation by the managing underwriter on the effective date of the registration statement relating to such IPO;

                         (B) in the case of any Change in Control  that  results
                    in the transfer of one hundred percent (100%) of the capital stock of the Corporation to an unaffiliated entity, by the aggregate cash and non-cash consideration received or to be received by the Corporation or its securityholders (in their capacity as securityholders and not as employees) as consideration for their shares transferred in connection with the transaction;

                         (C) in the case of any  Change in Control in which more
                    than fifty percent (50%) but less than one hundred percent (100%) of the voting power of the Corporation is transferred, by multiplying the Total Number of Shares Outstanding by a fraction, the numerator of which is the aggregate cash and non-cash consideration received or to be received by the Corporation or its securityholders (in their capacity as securityholders and not as employees) as consideration for the shares transferred in connection with the transaction and the denominator of which is the number of shares of Common Stock transferred in connection with the Change in Control;

                         (D) in the case of any Sale, by the aggregate  cash and
                    non-cash consideration received or to be received by the Corporation or its securityholders (in their capacity as securityholders and not as employees) in connection with the transaction plus the assumption of all liabilities; or

                         (E) In all other cases,

                         (x) if the Class A Common Stock is listed on a national
                    securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market, by multiplying the last reported sale price of the Class A Common on such exchange or market on the last business day prior to the date of determination, or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or market by the Total Number of Shares Outstanding on such date;

                         (y) if the  Class A Common  Stock is not so  listed  or
                    admitted to unlisted trading privileges, but is traded on the Nasdaq SmallCap Market, by multiplying the average of the closing bid and asked prices for such day on such market, or if the Class A Common Stock is not so traded, the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of determination by the Total Number of Shares Outstanding on such date; or

                         (z) if the  Class A Common  Stock is not so  listed  or
                    admitted to unlisted trading privileges and bid and asked prices are not so reported, the Company Valuation shall be an amount, not less than book value of the Corporation at the end of the most recent fiscal year of the Corporation ending prior to the date of determination, determined in good faith and in such reasonable manner as may be prescribed by the Board of Directors of the Corporation.

                    (iv) On any date of  determination,  the  "Total  Number  of
               Shares Outstanding" shall equal (A) the aggregate number of shares of Common Stock outstanding on such date, plus (B) the aggregate maximum number of shares of Common Stock (the "Underlying Shares") issuable upon exercise, conversion or exchange (assuming the satisfaction of any conditions thereto including, without limitation, the passage of time) of securities of the Company ("Convertible Securities") outstanding on such date that are exercisable for, convertible into or exchangeable for, shares of Common Stock, minus (C) Convertible Securities exercisable for, convertible into or exchangeable for 450,000 of the Underlying Shares (subject to adjustment for stock splits, combinations or similar events), or such lesser amount if there are outstanding on such date of determination Convertible Securities exercisable for, convertible into or exchangeable for less than 450,000 shares of Common Stock. Notwithstanding anything to the contrary herein, the Total Number of Shares Outstanding shall not include any portion of any Convertible Securities to the extent that such Convertible Securities, by their explicit terms, can no longer be exercised due to their expiration or the irrevocable failure of any precondition to their exercisability, including the failure to achieve performance goals required for exercisability.

                    (v) Notwithstanding Section  4.4(b)(4)(d)(iv),  in the event that, prior to any Sale Event, the Corporation shall issue shares of Common Stock as consideration for any strategic acquisition by the Corporation of another entity (the "Acquisition Shares"), and the per share value of the Acquisition Shares multiplied by the Total Number of Shares Outstanding immediately prior to such acquisition (such number hereinafter referred to as the "Acquisition Valuation") exceeds $35,000,000, the Total Number of Shares Outstanding on the Sale Event shall be reduced by the number of shares equal to the number of Acquisition Shares multiplied by a fraction, the numerator of which is the difference between the Acquisition Valuation and $35,000,000 and the denominator of which is the Acquisition Valuation.

                    (vi) If in  connection  with any Sale  Event  that is not an
               IPO, any provisions are made with respect to any Convertible Securities such that such Convertible Securities become entitled to any cash or non-cash consideration in connection with such Sale Event and, as a result of such provisions, the aggregate number of shares of Common Stock and Convertible Securities entitled to receive compensation in connection with such Sale Event exceeds the Total Number of Shares Outstanding, then for purposes of this Section 4.4(b)(4), the Total Number of Shares Outstanding shall be increased by such additional number of shares and/or Convertible Securities.

               (d) Mechanics of Conversion. Before any holder of Series B Preferred Stock shall be entitled to convert the same into shares of Class A Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Class A Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver to such holder of Series B Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of' Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Series B Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Class A Common Stock upon conversion of the Series B Preferred Stock shall not be deemed to have converted such Series B Preferred Stock until immediately prior to the closing of such sale of securities.

               (e) Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights, then, in each such case, the holders of the Series B Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Class A Common Stock of the Corporation into which their shares of Series B Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

               (f) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a merger or sale of assets transaction provided for in Section 4.4(b)(2)) provision shall be made so that the holders of the Series B Preferred

          Stock shall thereafter be entitled to receive upon conversion of the Series B Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Class A Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this
          Section 4.4(b)(2) with respect to the rights of the holders of the Series B Preferred Stock after the recapitalization to the end that the provisions of this Section 4.4(b) (including adjustment of the number of shares issuable upon conversion of the Series B Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

               (g) No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4.4(b)(4) and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series B Preferred Stock against impairment.

               (h) No Fractional Shares. No fractional shares shall be issued upon the conversion of any share or shares of the Series B Preferred Stock, and the number of shares of Class A Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series B Preferred Stock the holder is at the time converting into Class A Common Stock and the number of shares of Class A Common Stock issuable upon such aggregate conversion.

               (i) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series B Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

               (j) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to these provisions.

               (k)  Notices.  Any  notice  required  by the  provisions  of this
          Section 4.4(b)(4)to be given to the holders of shares of Series B Preferred Stock shall be deemed given upon personal delivery or upon delivery by registered or certified mail, postage prepaid, return receipt requested and addressed to each holder of record at his address appearing on the books of the Corporation, or at such other address as such party may designate by ten (10) days' advance written notice to the Corporation.

          (5) Voting Rights. Except as may otherwise be provided in these Articles of Incorporation or by law or by contract, the Series B Preferred Stock shall be entitled to vote, as a single class with the holders of Class A Common Stock and the holders of any other classes or series of stock of the Corporation so entitled to vote, on all matters as to which the holders of Class A Common Stock shall be entitled to vote. Each share of Series B Preferred Stock shall have that number of votes equal to the number of shares of Class A Common Stock into which it is then convertible, the holders of Series B Preferred Stock shall be entitled to notice of any shareholders' meeting in accordance with the bylaws of the Corporation.

          (6) Status of Converted Stock. In the event any shares of Series B Preferred Stock shall be converted pursuant to Section 4.4(b)(4) hereof, the shares so converted shall be cancelled by the Corporation. Any shares so cancelled shall revert to the status of authorized but unissued Preferred Stock without designation. The Articles of Incorporation of the Corporation may be appropriately amended from time to time to effect the corresponding reduction, if any, in the Corporation's authorized capital stock.

          (7) Right to Elect Director. The holders of Series B Preferred Stock, voting as a separate class, shall have the night to elect one individual to the Corporation's Board of Directors (the "Series B Director"). In the event of the resignation or removal of a Series B Director, a special meeting shall be convened at which elections shall be held for the election of a substitute Series B Director, provided that the holders of Series B Preferred Stock may act by written consent in lieu of such meeting.

          (8) Covenants. So long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not without first obtaining the written consent of the holders of at least two-thirds of the then outstanding shares of Series B Preferred Stock:

               (a) except in the case of a Sale Event in which the Company Valuation is greater than or equal to $50,000,000, (i) sell, convey, or otherwise dispose of all or substantially all of its property or business or (ii) merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation or for the exclusive purpose of changing the domicile of the Corporation) or effect any transaction or series of related transactions if, in the case of this subsection (ii), the Corporation's shareholders of record
          immediately   prior  to  such   transaction   or  series  of   related
          transactions do not immediately after such transaction or series of related transactions (by virtue of securities issued as consideration for such transaction or series of related transactions) hold at least fifty-one percent (51%) of the voting power of the Corporation;

               (b) increase or decrease (other than by conversion) the total number of authorized shares of Series B Preferred Stock or amend the terms of the Series B Preferred Stock (or any other capital stock of the Corporation) so as to affect the Series B Preferred Stock adversely;

               (c) authorize or issue, or obligate itself to issue, any other equity security, including any other security or debt instrument convertible into or exercisable for any such equity security, having a preference over, or being on a parity with, the Series B Preferred Stock with respect to dividends, redemption or liquidation;

               (d)   increase  the   authorized   number  of  directors  of  the
          Corporation to more than seven (7) members;

               (e) engage in or consummate any Sale Event in which the Company Valuation is less than $50,000,000;

               (f) issue any shares of Common Stock (or any options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities) without consideration or for a consideration per share less than the fair market value (determined on a per share basis in accordance with subsection 4.4(b)(d)(iii) hereof) in effect immediately prior to the issuance of such securities; provided, that this restriction shall not apply to (i) shares of Common Stock issuable or issued to employees, advisors, consultants or outside directors of the Corporation directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of the Corporation, (ii) shares of Common Stock issuable upon exercise of options and warrants outstanding on February 2, 1998, or (iii) Class A Common Stock issued or issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock; or

               (g) liquidate, dissolve or otherwise wind up the affairs of the Corporation.

          (9) Amendments. No provision of these Articles of Incorporation relating to the Series B Preferred Stock may be amended, modified or waived without the written consent or affirmative vote of the holders of at least two-thirds of the then outstanding shares of Series B Preferred Stock.

     (c) Series C Preferred Stock. One Hundred Thirty-Two Thousand Seven Hundred Forty-Three (132,743) shares of the authorized shares of Preferred Stock of the Corporation are hereby designated as Series C Preferred Stock (the "Series C Preferred Stock").

          (1) Dividend Provisions.

               (a) Subject to the rights of any series of Preferred Stock of the Corporation the terms of which specifically provide that such series ranks senior to the Series B Preferred Stock and the Series C Preferred Stock, or the terms of which specifically provide that such series ranks pari passu with the Series B Preferred Stock and the Series C Preferred Stock, the holders of shares of the Series B Preferred Stock and the Series C Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock) or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock) on the Common Stock, when, as and if declared by the Board of Directors. No dividends shall be payable upon any Junior Securities of the Corporation unless equivalent dividends, on an as-converted basis, are declared and paid concurrently on the Series B Preferred Stock and the Series C Preferred Stock. For purposes of this Section 4.4(c)(1), the Series C Preferred Stock shall be treated as pari passu with the Series B Preferred Stock and the Series A Preferred Stock ranks senior to the Series B Preferred Stock and the Series C Preferred Stock with respect to dividends.

          (2) Liquidation Preference.

               (a) In the event of any Liquidation, the holders of shares of Series C Preferred Stock shall be entitled to receive, in pari passu with the holders of shares of the Series A Preferred Stock and the Series B Preferred Stock, and prior and in preference to any distribution of any of the assets of the Corporation to the holders of any Junior Securities by reason of their ownership thereof, an amount per share equal to $4.52 as adjusted for stock splits, combinations or similar events) for each outstanding share of Series C Preferred Stock plus any accrued or declared but unpaid dividends (the "Series C Liquidation Preference"), If, upon the occurrence of such an event, the assets and funds thus distributed among the holders of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A
          Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

               (b)  Upon  the  completion  of  the  distributions   required  by
          subsection (a) of this Section 4.4(c)(2) and any other distribution that may be required with respect to series of Preferred Stock that may from time to time come into existence, the remaining assets of the Corporation available for distribution to shareholders shall be distributed among the holders of the Common Stock pro rata based on the number of shares of Common Stock held by each such holder.

               (c) For purposes of this Section 4.4(c)(2), a Liquidation shall be deemed to be occasioned by, or to include (i) the acquisition of the Corporation by another entity or person by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation) or (ii) a sale of all or substantially all of the assets of the Corporation; unless the Corporation's shareholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation's acquisition or sale or otherwise) hold at least 51% of the voting power of the surviving or acquiring entity.

          (3) Redemption.

               (a) Mandatory Redemption by the Corporation.

                    (i) Subject to the rights of the holders of Series C Preferred Stock set forth in Section 4.4(c)(4) below, the Corporation shall, to the extent it may do so under applicable law, redeem the then outstanding shares of Series C Preferred Stock upon the occurrence of a Sale Event that results in gross proceeds of at least $15,000,000 (the "Redemption Date"). In the event shares of Series C Preferred Stock scheduled for redemption are not redeemed because of a prohibition under applicable law, such shares shall be redeemed as soon as such prohibition no longer exists.

                    (ii) The redemption price (the "Redemption  Price") for each share of  Series C  Preferred  Stock  redeemed  pursuant  to this
               Section 4.4(c)(3)(a) shall be equal to the Series C Liquidation Preference.

               (b) Surrender of Certificates. Each holder of shares of Series C Preferred Stock to be redeemed under this Section 4.4(c)(3) shall surrender the certificate or certificates representing such shares to the Corporation on the Redemption Date, and thereupon the Redemption Price for such shares as set forth in this Section 4.4(c)(3) shall be paid to the order of the person whose name appears on such certificate or certificates. Irrespective of whether the certificates therefor shall have been surrendered, all shares of Series C Preferred Stock shall be deemed to have been redeemed and shall be cancelled effective as of the Redemption Date, unless the Corporation shall default in the payment of the applicable Redemption Price.

          (4) Conversion. Each share of the Series C Preferred Stock shall be convertible at the option of the holder thereof at any time into such number of shares of Class A Common Stock as determined by dividing $4.52 by the Conversion Price of $4.52.

          (5) Voting Rights. Except as may otherwise be provided in these Articles of Incorporation or by law or by contract, the Series C Preferred Stock shall be entitled to vote, as a single class with the holders of Class A Common Stock and the holders of any other classes or series of stock of the Corporation so entitled to vote, on all matters as to which the holders of Class A Common Stock shall be entitled to vote. Each share of Series C Preferred Stock shall have that number of votes equal to 600,000 divided by 4.52. The holders of Series C Preferred

     Stock shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of the Corporation.

          (6) Covenants. So long as any shares of Series C Preferred Stock are outstanding, the Corporation shall not, without first obtaining the written consent of the holders of at least two-thirds of the then outstanding shares of Series C Preferred Stock, increase or decrease the total number of authorized shares of Series C Preferred Stock or amend the terms of the Series C Preferred Stock (or any other capital stock of the Corporation) so as to affect the Series C Preferred Stock adversely.

          (7) Amendments. No provision of these Articles of Incorporation relating to the Series C Preferred Stock may be amended, modified or waived without the written consent or affirmative vote of the holders of at least two-thirds of the then outstanding shares of Series C Preferred Stock.

                                    ARTICLE V

     The address of the initial registered office of the Corporation is 215 Southport Drive, Suite 1000, Morrisville, Wake County, North Carolina 27560, and the name of its initial registered agent at such address is J.W. Stealey.

                                   ARTICLE VI

     Section 6.1. Number of Directors. The number of directors constituting the Board of Directors shall be not less than five (5) nor more than fifteen (15), as specified in the Corporation's Bylaws.

     Section 6.2. Classified Board of Directors. Upon such time as the number of directors constituting the Board of Directors shall be fixed at nine (9) or more, the Board of Directors shall be divided into three (3) classes, Class I, Class II, and Class III, which shall be as nearly equal in number as possible. The term of office of each Director in Class I shall expire at the first annual meeting of shareholders of the Corporation following the effectiveness of the resolution or bylaw fixing the number of directors at nine or more. The term of office of each Director in Class II shall expire at the second annual meeting of shareholders of the Corporation following the effectiveness of the resolution or bylaw fixing the number of directors at nine or more. The term of office of each Director in Class III shall expire at the third annual meeting of shareholders of the Corporation following the effectiveness of the resolution or bylaw fixing the number of directors at nine or more. Each Director shall serve until the election and qualification of a successor or until such Director's earlier resignation, death, or removal from office. Upon the expiration of the term of office for each class of Directors, the Directors of such class shall be elected for a term of three (3) years, to serve until the election and qualification of their successors or until their earlier resignation, death, or removal from office.

     Section 6.3. Directors. The names of those persons who are to serve as the Directors of the Corporation following the effectiveness of these Articles of Incorporation are set forth below. The address for each such director is 215 Southport Drive, Suite 1000, Morrisville, North Carolina 27560.

          J. Nicholas England
          David H. Kestel
          W. Joseph McClelland
          Avi Suriel
          J. W. Stealey

     Section 6.4. Removal of Directors. Any Director, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of Directors. If a Director was elected by the holders of one class or series of capital stock, or of a group of such classes or series, only members of that voting group may participate in the vote to remove him.

     Section 6.5. Factors to be Considered by the Directors. In connection with the exercise of its or his judgment in determining what is in the best interests of the Corporation and its shareholders, the Board of Directors of the Corporation, any committee of the Board of Directors, or any individual director may, but shall not be required to, in addition to considering the long-term and short-term interests of the shareholders, consider any of the following factors and any other factors that it or he deems relevant: (i) the social and economic effects of the matter to be considered on the Corporation and its subsidiaries, its and their employees, clients, and creditors, and the communities in which the Corporation and its subsidiaries operate or are located; and (ii) when evaluating a business combination or a proposal by another Person or Persons to make a business combination or a tender or exchange offer or any other proposal relating to a potential change of control of the Corporation (x) the business and financial condition and earnings prospects of the acquiring Person or Persons, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the acquisition, and other likely financial obligations of the acquiring Person or Persons, and the possible effect of such conditions upon the Corporation and its subsidiaries and the communities in which the Corporation and its subsidiaries operate or are located, (y) the competence, experience, and integrity of the acquiring Person or Persons and its or their management, and
(z) the prospects for successful conclusion of the business combination, offer or proposal. The provisions of this Section shall be deemed solely to grant discretionary authority to the directors and shall not be deemed to provide to any constituency the right to be considered. As used in this Section, the term "Person" means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity; when two or more Persons act as a partnership, limited partnership, syndicate, or other group acting in concert for the purpose of acquiring, holding, voting or disposing of securities of the Corporation, such partnership, limited partnership, syndicate or group shall also be deemed a "Person" for purposes of this Section.

                                   ARTICLE VII

     Section 7.1. Approval of Business Combinations. With regard to any Business Combination (as defined in Section 7.5(b)) between the Corporation and any other corporation, person, or other entity, excluding its Subsidiaries (as defined in Section 7.5(g)) except as provided in section 7.5(b), such Business Combination must be approved only as follows unless otherwise more restrictively required by applicable North Carolina law:

          (a) The Business Combination must be approved by resolution adopted by affirmative vote of a majority of a quorum of the Board of Directors;

          (b) In addition to the Board approval specified in Section 7.1(a), the
     Business   Combination   must  receive  one  of  the  following  levels  of
     shareholder approval:

               (1) To the extent a shareholder's vote is required by law, at a special or annual meeting of shareholders by an affirmative vote of the shareholders holding at least a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote thereon if such Business Combination has received the prior approval by resolution adopted by an affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the full Board of Directors before such Business Combination is submitted for approval to the shareholders; or

               (2) At a special or annual meeting of shareholders by an affirmative vote of the shareholders holding at least sixty-six and two-thirds percent (66-2/3%) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote thereon if such Business Combination has received the prior approval by resolution adopted by an affirmative vote of a majority of a quorum (but less than sixty-six and two-thirds percent (66-2/3%)) of the Board of Directors; and

          (c) If the Business Combination is to be approved pursuant to Section 7.1(b)(2), the Business Combination as approved must grant to shareholders not voting to approve the Business Combination the rights set forth in
     Section 7.2.

     Section 7.2. Fair Price. When any Business Combination above is approved pursuant to Section 7.1(b)(2), any shareholder not voting to approve the Business Combination may elect to sell his shares for cash to the Corporation at their "Fair Price" (as defined in Section 7.5(f)), upon so notifying the Corporation in writing within twenty (20) days after receiving written notification of his rights hereunder and that the Business Combination was approved by the Corporation's shareholders. The Corporation shall have ten (10) days after receipt of the shareholder's tender of shares to make payment in cash. Tender of shares may be made simultaneously with, or after, the shareholder's written notification that he is electing to be paid the Fair Price of his shares. The Business Combination shall not be consummated until all shareholders electing to sell their shares for cash to the Corporation at their Fair Price pursuant to this Article VII have been paid in full by the Corporation.

     Section 7.3. Certain Restrictions on Business Combinations. Notwithstanding any other provision of this Article VII, prior to the consummation of any Business Combination between the Corporation and a Control Person (as defined in Section 7.5(c)):

          (a) such Control Person shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the Corporation; and

          (b) there shall have been no increase or reduction in the annual rate of dividends paid on the Corporation's common stock after the Control Person became such (except as necessary to reflect any subdivision of the common stock), unless such increase or reduction has been approved by a majority of Disinterested Directors (as defined in Section 7.5(e)).

     Section 7.4. Amendments to Articles of Incorporation. Amendments to these Articles of Incorporation shall be adopted only upon receiving the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of all the shares of capital stock of the Corporation issued and outstanding and entitled to vote thereon; provided, however, that if such amendment shall have received prior approval by resolution adopted by an affirmative vote of a majority of Disinterested Directors, then the affirmative vote of the holders of at least a majority of all the shares of capital stock of the Corporation issued and outstanding and entitled to vote, or such greater percentage approval as required by North Carolina law, shall be sufficient to amend these Articles of Incorporation.

     Section 7.5. Definitions. As used in this Article VII, the following terms shall have the following meanings:

          (a) "Affiliate," as used in defining "Control Person," shall mean a corporation, person, group, or other entity that directly or indirectly controls, is controlled by, or is under common control with the Control Person.

          (b) "Business Combination" shall mean (i) any merger or consolidation of the Corporation into any other corporation, person, group or other entity where the Corporation is not the surviving or resulting entity; (ii) any merger or consolidation of the Corporation with or into any Control Person or with any corporation, person, group or other entity where the merger or consolidation is proposed by or on behalf of a Control Person;
     (iii) any sale, lease, exchange, transfer, hypothecation or other disposition of all or substantially all of the assets of the Corporation;
     (iv) any sale, lease, exchange, transfer, hypothecation or other disposition of a Substantial Part (as defined in Section 7.5(h)) of the assets of the Corporation to a Control Person, whether in a single transaction or in related transactions; (v) the issuance of any securities of the Corporation to a Control Person; (vi) the acquisition by the Corporation of any securities of a Control Person unless such acquisition commences prior to the person becoming a Control Person or is an attempt to prevent the Control Person from obtaining greater control of the Corporation; (vii) the acquisition by the Corporation of all or substantially all of the assets of any Control Person or any corporation, person, group or other entity where the acquisition is proposed by or on behalf of a Control Person; (viii) the adoption of any plan or proposal for the liquidation or dissolution of the corporation which is proposed by or on behalf of a Control Person; (ix) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation which is beneficially owned or controlled by a Control Person; (x) any of the transactions described in this definition of Business Combination which are between the Corporation and any of its Subsidiaries and which are proposed by or on behalf of any Control Person; or (xi) any agreement, plan, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

          (c) "Control Person" shall mean and include any corporation, person, group or other entity which, together with its Affiliates prior to a Business Combination beneficially owns (as the term is defined by federal securities law) ten percent (10%) or more of the shares of any class of equity or convertible securities of the Corporation, and any Affiliate of any such corporation, person, group or other entity; provided, however, any corporation, person, group or other entity which, together with its Affiliates, prior to June 30, 1998 beneficially owned (as the term is defined by federal securities law) ten percent (10%) or more of the shares of any class of equity or convertible securities of the Corporation, and any Affiliate of any such corporation, person, group or other entity shall not be considered to be a Control Person for the purposes hereof.

          (d)   "Corporation"   shall  mean  I-Magic   Mergeco,   Inc.  and  its
     Subsidiaries, or any one of them, and their successors.

          (e) "Disinterested Director" shall mean any member of the Board of Directors of the Corporation who is unaffiliated with, and not a nominee of, a Control Person and was a member of the Board of Directors prior to the time a Control Person became such, and any successor of a Disinterested Director who is unaffiliated with, and not a nominee of, a Control Person and who is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

          (f) "Fair Price" shall mean the highest of the following: (i) the highest price per share paid for the Corporation's shares during the four years immediately preceding the Section 7.1(b)(2) vote of shareholders by any shareholder who, at the time of the Section 7.1(b)(2) shareholder vote, beneficially owned five percent (5%) or more of the Corporation's common stock and who, in whole or in part, votes in favor of the Business Combination; (ii) the cash value of the highest price per share previously offered pursuant to a tender offer to the shareholders of the Corporation within the four years immediately preceding the Section 7.1(b)(2) shareholder vote; and (iii) the highest price per share (including brokerage commissions, soliciting dealers' fees and dealer-management compensation) paid by a Control Person in acquiring any of its holdings of the Corporation's common stock.

          (g) "Subsidiaries" shall mean any entity in which the Corporation owns, directly or indirectly, a majority of the voting interests.

          (h) "Substantial Part" shall mean more than ten percent (10%) of the total assets of the Corporation, as of the end of the Corporation's most recent fiscal year prior to the time the determination is being made.

                                  ARTICLE VIII

     The Board of Directors shall have the power to adopt, amend, alter, change, and repeal the Bylaws of the Corporation. In addition to any requirements of the Bylaws and the North Carolina Business Corporation Act as in effect from time to time (and notwithstanding the fact that a lesser percentage may be specified by the Bylaws or the North Carolina Business Corporation Act), the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, shall be required for the shareholders of the Corporation to adopt, amend, alter, change, or repeal the Bylaws of the Corporation.

                                   ARTICLE IX

     Except to the extent that the North Carolina General Statutes prohibit such limitation or elimination of liability of directors for breaches of duty, no director of the Corporation shall have any personal liability arising out of an action whether by or in the right of the Corporation or otherwise for monetary damages for breach of any duty as a director. No amendment to or repeal of this article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. The provisions of this article shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability that has not been eliminated by the provisions of this article.

                                    ARTICLE X

     Section 10.1. Opt-Out of North Carolina Shareholder Protection Act. The provisions of the North Carolina Shareholder Protection Act, as amended from time to time, shall not be applicable to the Corporation.

     Section 10.2. Opt-Out of North Carolina Control Share Acquisition Act. The provisions of the North Carolina Control Share Acquisition Act, as amended from time to time, shall not be applicable to the Corporation.


     IN WITNESS WHEREOF, I have hereunto set my hand this 9th day of June, 1998.

                                        /s/ Robert L. Pickens
                                        --------------------------------
                                        Robert L. Pickens, Incorporator
                                        215 Southport Drive, Suite 1000
                                        Morrisville, North Carolina 27560